Exhibit 3.12

SEE REVERSE FOR RESTRICTIONS ON TRANSFER

ENSOURCE ENERGY INCOME FUND LP
Certificate Evidencing Common Units
Representing Limited Partner Interests in
Ensource Energy Income Fund LP

CUSIP 293588 10 9
SEE REVERSE FOR CERTAIN DEFINITIONS

In accordance with Section 4.1 of the Amended and Restated Agreement of Limited Partnership of Ensource Energy Income Fund LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), Ensource Energy Income Fund LP, a Delaware limited partnership (the “Partnership”), hereby certifies that ____________(the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 7500 San Felipe, Houston, Texas 77063. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ENSOURCE ENERGY INCOME FUND LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ENSOURCE ENERGY INCOME FUND LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ENSOURCE ENERGY INCOME FUND LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). ENSOURCE ENERGY PARTNERS, LP, THE GENERAL PARTNER OF ENSOURCE ENERGY INCOME FUND LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ENSOURCE ENERGY INCOME FUND LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.
This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:

Countersigned and Registered by:

as Transfer Agent and Registrar

By:

Authorized Signature

Ensource Energy Income Fund LP

By:	Ensource Energy Partners, LP, its General Partner
By:	Ensource Energy Company LLC, its general partner

By:

Scott W. Smith, President

By:

Marshall M. Eubank, Secretary

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT-

TEN ENT-	as tenants by the entireties	Custodian
(Cust) (Minor)

JT TEN-	as joint tenants with right of Survivorship and not as tenants in common	Under Uniform Transfers to Minors Act (State)
Additional abbreviations, though not in the above list, may also be used.
ASSIGNMENT OF COMMON UNITS
in
ENSOURCE ENERGY INCOME FUND LP
FOR VALUE RECEIVED, __________ hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)
     _______Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Ensource Energy Income Fund LP.

Date:____________________________	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17A(d)-15
(Signature)

Signature(s) Guaranteed	(Signature)
     No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.